Exhibit 24.1
POWERS OF ATTORNEY
     Each of the undersigned, a director of Cooper Industries plc, hereby appoints Bruce M. Taten and Terrance V. Helz, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity as director, each of the post-effective amendments to Registration Statements specified below (each, as so amended, a “Registration Statement”), any registration statement for the same offering to which such Registration Statement relates that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any amendment to such Registration Statement or any such registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.
•	Post-Effective Amendment No. 3 to Form S-8 (No. 333-02847)
•	Post-Effective Amendment No. 1 to Form S-8 (No. 333-136381)
•	Post-Effective Amendment No. 2 to Form S-8 (No. 333-51439)
•	Post-Effective Amendment No. 4 to Form S-8 (No. 333-51441)
•	Post-Effective Amendment No. 2 to Form S-8 (No. 333-08277)
•	Post-Effective Amendment No. 2 to Form S-8 (No. 333-64400)
•	Post-Effective Amendment No. 1 to Form S-8 (No. 333-120337)

Name	Title	Date

/s/ Ivor J. Evans Ivor J. Evans	Director	September 9, 2009

/s/ Lawrence D. Kingsley Lawrence D. Kingsley	Director	September 9, 2009

/s/ James R. Wilson James R. Wilson	Director	September 9, 2009

/s/ Stephen G. Butler Stephen G. Butler	Director	September 9, 2009

/s/ Dan F. Smith Dan F. Smith	Director	September 9, 2009

/s/ Gerald B. Smith Gerald B. Smith	Director	September 9, 2009

/s/ Mark S. Thompson Mark S. Thompson	Director	September 9, 2009

/s/ Robert M. Devlin Robert M. Devlin	Director	September 9, 2009

Name	Title	Date

/s/ Linda A. Hill Linda A. Hill	Director	September 9, 2009

/s/ James J. Postl James J. Postl	Director	September 9, 2009